SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2010
Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13783 (Commission File Number)	76-0542208 (I.R.S. Employer Identification Number)
1800 West Loop South
Suite 500
Houston, Texas 77027
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 860-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.	Results of Operations and Financial Condition.
     On May 10, 2010, the Company issued a press release announcing its results of operations for the fiscal 2010 second quarter, a copy of which is furnished with this report as Exhibit 99.1 and is incorporated herein by reference. On May 11, 2010, the Company conducted an earnings conference call and webcast discussing the results of operations for the fiscal 2010 second quarter, which had an accompanying slide presentation. The slide presentation is furnished with this report as Exhibit 99.2 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
     (d) Election of Directors. On May 7, 2010, the Board of Directors of the Company increased the size of the Board from six members to seven members and elected James M. Lindstrom to fill the vacant position. Mr. Lindstrom, age 37, has been employed by Tontine Associates, LLC, a private investment company, since February 2006. Tontine Associates, LLC is an affiliate of Jeffrey Gendell, the beneficial owner of 58.7% of the Company’s common stock. From 2003 until February 2006, Mr. Lindstrom was Chief Financial Officer of Centrue Financial Corporation, a regional financial services company. Mr. Lindstrom also has experience in the private equity and investment banking industries. Mr. Lindstrom has served as Chairman of the Board of Directors of Broadwind Energy, Inc., a provider of products and services to the North American wind energy industry, since October 2007. Mr. Lindstrom also serves as Chairman of Broadwind’s Compensation Committee and as a member of its Nominating and Governance Committee.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release dated May 10, 2010.

Exhibit 99.2	Slide presentation which accompanied the May 11, 2010 earnings conference call and webcast.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
Date: May 12, 2010	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release dated May 10, 2010.

Exhibit 99.2	Slide presentation which accompanied the May 11, 2010 earnings conference call and webcast.